Exhibit 99.1

Double Eagle Petroleum, Inc.

Restated Audit Committee Charter

Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) is to oversee the processes of accounting and financial reporting of the Company and the audits and financial statements of the Company.

Committee Structure

The Audit Committee shall consist of at least three directors, or such other number as the Audit Committee may have and remain in compliance with the rules and regulations promulgated by the Nasdaq Stock Market. Each member of the Committee shall meet the independence and experience requirements of the Nasdaq Stock Market, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”). All members of the Committee shall be able to read and understand fundamental financial statements and at least one member of the Committee shall have past or current employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities. The Board may, at any time and in its complete discretion, replace a Committee member.

Meetings

The Committee shall meet in executive session at least twice a year.

The Committee shall maintain minutes and other relevant documentation of all its meetings.

Committee Authority and Responsibilities

The Committee shall directly appoint, retain and compensate the Company’s independent auditor, subject to shareholder approval. The Committee has the sole authority to approve all audit engagement fees and terms, as well as all significant non-audit engagements with the independent auditor. The Committee shall be directly responsible for overseeing the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and the independent auditor shall report directly to the Committee.

The Committee shall preapprove all auditing and non-auditing services of the independent auditor, subject to de minimus exceptions for other than audit, review, or attest services that are approved by the Committee prior to completion of the audit. Alternatively, the engagement of the independent auditor may be entered into pursuant to pre-approved policies and procedures

Revised as of March 24, 2005

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